EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 5, 2001 included in this Form 10-K, into Roberts Realty Investors, Inc.'s previously filed Registration Statement on Form S-3 (File No. 333-82453).

/s/ Arthur Andersen LLP

Atlanta, Georgia
March 28, 2001